Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Veris Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	2,400,000(2)	$14.35(3)	$34,440,000	0.00014760	$5,083.35

(1)	This registration statement on Form S-8 (the “Registration Statement”) covers (i) 2,400,000 shares of common stock of Veris Residential, Inc. (the “Registrant”) issuable pursuant to the Veris Residential, Inc. 2024 Incentive Stock Plan (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares of common stock that may become issuable under the terms of the Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of common stock registered under this Registration Statement all shares of common stock are combined by a reverse share split into a lesser number of shares of common stock, the number of undistributed shares of common stock covered by this Registration Statement shall be proportionately reduced.

(2)	Represents shares of common stock issuable under the Plan. To the extent that any awards outstanding under the Plan are forfeited, are cancelled, are settled in cash in lieu of shares, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Registrant prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares reserved for issuance pursuant to such awards will become available for issuance as shares of common stock under the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of common stock of the Registrant as reported on The New York Stock Exchange on June 18, 2024, which was $14.35 per share.